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                                                                    EXHIBIT 23.4

                         CONSENT OF INDEPENDENT AUDITORS


         We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 20, 1998 (except Note 15, as to which the date is November 18, 1998 and Notes 6 and 8, as to which the date is December 30, 1998), with respect to the consolidated financial statements of Moores Retail Group Inc. incorporated by reference in the Registration Statement on Form S-3 and related prospectus of The Men's Wearhouse, Inc.
for the registration of up to 62,134 shares of its common stock.


                                                     /s/ ERNST & YOUNG LLP
                                                     Chartered Accountants

Montreal, Canada
June 14, 1999